WEBSTER BANK

DEFERRED COMPENSATION PLAN

FOR DIRECTORS AND OFFICERS

As Amended and Restated on October 22, 2007

Effective as of January 1, 2005

TABLE OF CONTENTS

General

ARTICLE I Definitions

ARTICLE II Eligibility

ARTICLE III Deferred Compensation

ARTICLE IV Supplemental Contributions

ARTICLE V Benefit Claims Procedure

ARTICLE VI Funding

ARTICLE VII Amendment and Termination

ARTICLE VIII Miscellaneous

ANNEX I Special Provisions for Certain Former Participants in the Derby Savings Bank Plan

ANNEX II Special Provisions for Certain Former Participants in the Eagle Financial Corporation Plan

ANNEX III Special Provisions Relating to Certain Deferred Compensation and Supplemental Contributions

ANNEX IV Special Provisions Relating to the Grandfathering of Certain Benefits Under Code Section 409A

WEBSTER BANK

DEFERRED COMPENSATION PLAN

FOR DIRECTORS AND OFFICERS

General

The Webster Bank Deferred Compensation Plan for Directors and Officers (the "Plan") is a nonqualified deferred compensation plan designed: (a) to enable Directors, Advisory Directors and Senior Officers (as defined below) to defer receipt of compensation on a tax-advantaged basis; and (b) on and after July 1, 2006, to provide supplemental contributions to a select group of management or highly compensated employees. The Plan is also expected to encourage the continued service of such individuals and to facilitate the recruiting of executive personnel, Directors and Advisory Directors in the future.

The Plan as amended and restated shall be effective as of January 1, 2005. The Plan was originally effective as of December 7, 1987.

Prior to July 1, 2006, the Supplemental Retirement Plan for Employees of Webster Bank provided supplemental matching contributions to a select group of management or highly compensated employees. Effective as of July 1, 2006, all liabilities relating to such supplemental matching contributions were transferred to, and assumed by, the Plan.

Under the terms of the Webster Bank Retirement Savings Plan: (a) effective as of January 1, 2007, all employees who are first hired on or after January 1, 2007 will be eligible to receive both matching contributions and nonelective contributions; (b) effective as of April 1, 2007, all employees who are rehired on or after January 1, 2007 will be eligible to receive both matching contributions and nonelective contributions; and (c) effective as of January 1, 2008, all other employees will be eligible to receive (i) both matching contributions and nonelective contributions, and (ii) if the employees were employed on December 31, 2006 and were active participants in the Webster Bank Pension Plan on December 31, 2007, transition contributions. Under the Plan, each eligible employee will receive supplemental matching contributions, supplemental nonelective contributions and supplemental transition contributions determined by reference to the matching contributions formula, nonelective contributions formula, and transition contributions formula applicable to the employee under the Webster Bank Retirement Savings Plan. In addition, the Chairman and Chief Executive Officer, the President, and the Chief Financial Officer of the Bank will be eligible to receive supplemental additional transition contributions under the Plan.

ARTICLE I

Definitions

1.1 "Affiliate" means any corporation or other entity which is under common control with the Bank and the Corporation within the meaning of Section 414(b) or Section 414(c) of the Code. A "Participating Affiliate" is an Affiliate which has assumed the obligations of the Plan with the consent of the Board. A "Nonparticipating Affiliate" is an Affiliate which has not assumed the obligations of the Plan with the consent of the Board.

1.2 "Advisory Director" means a member of the advisory board of the Bank.

1.3 "Bank" means Webster Bank, National Association and any successor corporation which hereafter assumes its obligations hereunder.

1.4 "Beneficiary" means the person designated by a Participant to receive benefits payable under the Plan in the event of the Participant's death. If a Participant has not designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant's Beneficiary will be his or her surviving spouse or, if none, his or her estate.

1.5 "Board" means the board of directors of the Bank.

1.6 "Bonuses" means any bonuses that a Senior Officer may be awarded under any incentive compensation plan maintained by the Bank, the Corporation or a Participating Affiliate (or under any other program or policy of the Bank, the Corporation or a Participating Affiliate) and that constitute performance-based compensation as defined under Section 409A(a)(4)(B)(iii) of the Code and the regulations issued pursuant thereto. For this purpose, performance-based compensation means compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months. Organizational or individual performance criteria are considered preestablished if they are established in writing no later than ninety (90) days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established. Bonus compensation does not include any amount or portion of any amount that will be paid either regardless of performance, or based upon a level of performance that is substantially certain to be met at the time the criteria are established. In addition, bonus compensation does not include any amounts that are determined by reference to the value of the Bank, the Corporation or an Affiliate (or the stock of the Bank, the Corporation or an Affiliate), unless the amounts are based solely on an increase in the value of the Bank, the Corporation or an Affiliate (or the stock of the Bank, the Corporation or an Affiliate) after the date of a grant or award.

Notwithstanding anything else herein to the contrary, Bonuses do not include any bonuses payable to a Senior Officer following a change in control (as defined in the incentive compensation plan, program or policy maintained by the Bank, the Corporation or an Affiliate that governs the payment of such bonuses) to the extent the payment of such bonuses ceases to be dependent on the satisfaction of preestablished organizational or individual performance criteria as a result of such change in control.

1.7 "Change in Control" means the occurrence of any of the following events:

(a) Any person becomes the beneficial owner of twenty-five percent (25%) or more of the total number of voting shares of the Corporation;

(b) Any person becomes the beneficial owner of ten percent (10%) or more, but less than twenty-five percent (25%), of the total number of voting shares of the Corporation, unless the Federal Reserve Board (the "FRB") has approved a rebuttal agreement filed by such person or such person has filed a certification with the FRB;

(c) Any person (other than the persons named as proxies solicited on behalf of the board of directors of the Corporation) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Corporation, for twenty-five percent (25%) or more of the total number of voting shares of the Corporation;

(d) Any person has received the approval of the FRB under the Bank Holding Company Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Corporation;

(e) Any person has received approval of the FRB under the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of the Corporation;

(f) Any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of the Corporation, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder;

(g) As a result of, or in connection with, any cash tender offer or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute at least two-thirds of the board of directors of the Corporation or any successor corporation; or

(h) The Corporation's beneficial ownership of the total number of voting shares of the Bank is reduced to less than fifty percent (50%).

Notwithstanding the foregoing, a change in control will not be deemed to have occurred under Section 1.7(b), Section 1.7(c), Section 1.7(d), Section 1.7(e) or Section 1.7(f) if, within thirty (30) days of such action, the board of directors of the Corporation (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a Change in Control of the Corporation. For purposes of this Section 1.7, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

1.8 "Code" means the Internal Revenue Code of 1986, as amended.

1.9 "Committee" means any committee authorized by the Board to administer the Plan.

1.10 "Compensation" means compensation that a Senior Officer receives from the Bank, the Corporation or a Participating Affiliate as defined for purposes of determining the amount of the Senior Officer's elective contributions under the 401(k) Plan; provided, however, that Compensation shall be determined without regard to the limitation on compensation set forth in Section 401(a)(17) of the Code; and provided further, that Compensation shall exclude any Bonuses.

1.11 "Corporation" means Webster Financial Corporation and any successor corporation which hereafter assumes its obligations.

1.12 "Deferred Compensation" means the amount of compensation that a Participant elects to defer under Section 3.1, Section 3.2 or Section 3.3.

1.13 "Deferred Compensation Account" means the bookkeeping account maintained for each Participant to which the Participant's Deferred Compensation (and the earnings and losses allocable thereto) are credited.

Each Participant's Deferred Compensation Account shall be divided into two bookkeeping subaccounts: (i) the "Installment Subaccount" of the Deferred Compensation Account shall be credited with any Deferred Compensation that the Participant elects to be paid in installments pursuant to Section 3.9(a)(ii); and (ii) the "Lump Sum Subaccount" of the Deferred Compensation Account shall be credited with the Participant's remaining Deferred Compensation.

1.14 "Director" means a member of the board of directors of the Corporation or the Bank.

1.15 "Disability" means a condition: (a) which causes a Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months; or (b) which results in a Participant receiving, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months, income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank, the Corporation or an Affiliate. Disability shall be deemed to exist only when a written application has been filed with the Committee by or on behalf of the Participant and, with respect to a condition described in Section 1.15(a), when such Disability is certified to the Committee by a licensed physician approved by the Committee. The existence of a Disability shall be determined in accordance with the requirements of Code Section 409A and the regulations issued thereunder.

1.16 "Employee" means an individual who is an employee of either the Bank, the Corporation or a Participating Affiliate.

1.17 "401(k) Plan" means the Webster Bank Retirement Savings Plan and any subsequent amendments thereto. For the period prior to January 1, 2007, the 401(k) Plan was known as the Webster Bank Employee Investment Plan.

1.18 "Matching Percentage" means the percentage of a Participant's elective deferrals to the 401(k) Plan (to the extent such elective deferrals are not in excess of the Minimum Percentage of the Participant's compensation) which the Bank, the Corporation or a Participating Affiliate has agreed to contribute to the 401(k) Plan on behalf of the Participant as matching contributions.

1.19 "Minimum Percentage" means the lowest percentage of compensation which a Participant must elect to have contributed to the 401(k) Plan as elective deferrals in order to receive the maximum amount of matching contributions available under the terms of the 401(k) Plan.

1.20 "Participant" means an individual who satisfied the eligibility requirements of Article II and who is entitled to receive Deferred Compensation under Article III or Supplemental Contributions under Article IV.

1.21 "Plan" means the Webster Bank Deferred Compensation Plan for Directors and Officers, as set forth herein, including any amendments, rules and regulations adopted pursuant hereto.

1.22 "Section 409A Change in Control" means a change in ownership of the Corporation, a change in effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation.

(a) A change in ownership of the Corporation occurs when any person (or two or more persons acting as a group) acquires ownership of stock of the Corporation which, together with stock held by such person or group, constitutes more than fifty percent (50%) of the stock of the Corporation. However, if any person or group of persons is considered to own more than fifty percent (50%) of the stock of the Corporation, the acquisition of additional stock by the same person or group of persons is not considered to result in a change in ownership of the Corporation.

(b) A change in effective control of the Corporation occurs either: (i) when any person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve month period) ownership of stock of the Corporation possessing thirty percent (30%) or more of the stock of the Corporation; or (ii) a majority of the board of directors of the Corporation is replaced during a twelve month period by persons who are not endorsed by a majority of the board of directors of the Corporation in office prior to such change. However, if any person or group of persons is considered to have acquired effective control of the Corporation pursuant to this Section 1.22(b), the acquisition of additional control of the Corporation by the same person or group of persons is not considered to result in a change in effective control of the Corporation.

(c) A change in ownership of a substantial portion of the assets of the Corporation occurs on the date that any one person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve month period) assets from the Corporation that have a total gross fair market value equal to or greater than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. Gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

1.23 "Senior Officer" means an Employee who is a highly compensated employee (as defined for purposes of the 401(k) Plan) and who serves as a senior vice president or any higher officer of either the Bank, the Corporation, or a Participating Affiliate.

1.24 "Separation from Service" means an individual's termination of service with the Bank, the Corporation and all Affiliates, as defined for purposes of Section 409A of the Code.

1.25 "Supplemental Contributions" means the amount of nonelective deferred compensation credited to the Supplemental Contributions Account of a Participant under Section 4.1.

1.26 "Supplemental Contributions Account" means the bookkeeping account maintained for each Participant to which the Participant's Supplemental Contributions (and the earnings and losses allocable thereto) are credited.

Each Participant's Supplemental Contributions Account shall be divided into four bookkeeping subaccounts:

(a) The Supplemental Matching Contributions Account consists of the Supplemental Matching Contributions credited to the Participant pursuant to Section 4.1(a)(i) (and the earnings and losses allocable thereto).

(b) The Supplemental Nonelective Contributions Account consists of the Supplemental Nonelective Contributions credited to the Participant pursuant to Section 4.1(a)(ii) (and the earnings and losses allocable thereto).

(c) The Supplemental Transition Contributions Account consists of the Supplemental Transition Contributions credited to the Participant pursuant to Section 4.1(a)(iii) (and the earnings and losses allocable thereto).

(d) The Supplemental Additional Transition Contributions Account consists of the Supplemental Additional Transition Contributions credited to the Participant pursuant to Section 4.1(a)(iv) (and the earnings and losses allocable thereto).

In addition, each Participant's Supplemental Matching Contributions Account, Supplemental Nonelective Contributions Account, Supplemental Transition Contributions Account, and Supplemental Additional Transition Contributions Account shall be further divided into two bookkeeping subaccounts: (i) the "Installment Subaccount" shall be credited with any Supplemental Matching Contributions, Supplemental Nonelective Contributions, Supplemental Transition Contributions, or Supplemental Additional Transition Contributions (as the case may be) that the Participant elects to be paid in installments pursuant to Section 4.6(a)(ii); and (ii) the "Lump Sum Subaccount" shall be credited with the Participant's remaining Supplemental Matching Contributions, Supplemental Nonelective Contributions, Supplemental Transition Contributions, or Supplemental Additional Transition Contributions (as the case may be).

1.27 "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from: (a) an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary, or a dependent of the Participant (as defined in Section 152 of the Code, without regard to Section 152(b)(1),(b)(2) and (d)(1)(B)); (b) loss of the Participant's property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance); or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of an Unforeseeable Emergency shall be made by the Committee in its sole discretion, based on such information as the Committee shall deem to be necessary and in accordance with the requirements of Code Section 409A and the regulations thereunder.

ARTICLE II

Eligibility

2.1 Eligibility. Eligibility to participate in the Plan is limited as follows:

(a) Eligibility to elect Deferred Compensation pursuant to Article III of the Plan is limited to a select group of management or highly-compensated employees composed only of Directors, Advisory Directors and Senior Officers who are designated by the Board to participate in the Plan. The Board shall have absolute discretion as to the Directors, Advisory Directors and Senior Officers it chooses to designate as Participants.

(b) Eligibility to receive Supplemental Contributions pursuant to Article IV of the Plan is limited to those Employees who satisfy the following conditions:

(i) the Employee is a member of a select group of management or highly compensated employees (as determined by the Board) and is an executive vice president or above of the Bank, the Corporation or a Participating Affiliate;

(ii) the Employee has satisfied the eligibility requirements of the 401(k) Plan and has reached the entry date under the 401(k) Plan; and

(iii) if the Employee had made the maximum elective deferrals permitted by the terms of the 401(k) Plan for a calendar year, the matching contributions which would have been allocated to the account of the Employee under the 401(k) Plan for the calendar year would have been limited due to the Employee's inability to make elective contributions equal to at least the Minimum Percentage of his or her compensation as a result of the applicability of the limitations on elective deferrals under Section 402(g) of the Code, the limitations on contributions under Section 415 of the Code, or the limitations on compensation under Section 401(a)(17) of the Code.

(c) If an Employee transfers employment from the Bank, the Corporation or a Participating Affiliate to a Nonparticipating Affiliate, the Employee shall not be credited with any Deferred Compensation or Supplemental Contributions with respect to compensation earned after the date of such transfer of employment.

ARTICLE III

Deferred Compensation

3.1 Deferral of Compensation. A Participant who is a Senior Officer may elect to defer a specified whole percentage not less than 1% nor greater than 25% of the Compensation which is payable to the Participant during a calendar year; provided, however, that the Participant must irrevocably elect to defer such amounts before the first day of the calendar year.

As of the last day of each calendar year, the Committee shall determine the maximum amount of elective deferrals (including catch-up contributions) that could have been made to the 401(k) Plan on behalf of each Participant who is a Senior Officer. Such determination shall be made as soon as administratively practicable following the end of the calendar year. To the extent that the elective deferrals actually made to the 401(k) Plan for the calendar year on behalf of such a Participant are less than the maximum amount of the elective deferrals that could have been made to the 401(k) Plan for the calendar year on behalf of the Participant, then all or a portion of the deferrals made under this Section 3.1 shall be transferred to and contributed to the 401(k) Plan as of the last day of the calendar year as elective deferrals made on behalf of the Participant, so that either: (a) the total elective deferrals made to the 401(k) Plan for the calendar year on behalf of the Participant equals the maximum amount of elective deferrals that could have been made to the 401(k) Plan for the calendar year on behalf of the Participant; or (b) no deferrals are credited to the Participant under this Section 3.1 for the calendar year. The amount of such transfer cannot exceed the maximum amount of elective deferrals (including catch-up contributions) specified in Code Section 402(g)(1)(A),(B) and (C). The transfer under this Section 3.1 shall occur as soon as administratively practicable following the calendar year in which such deferrals occurred.

In the case of a Senior Officer who first becomes eligible to participate in the Plan after the beginning of a calendar year, the deferral election under this Section 3.1 shall be made not later than thirty (30) days after becoming eligible to participate in the Plan. The election shall apply only to Compensation that relates to services performed subsequent to the date of the election.

3.2 Deferral of Bonuses. A Participant who is a Senior Officer may elect to defer a specified whole percentage not less than 1% nor greater than 100% of the Bonuses which are payable to the Participant with respect to his or her services during the applicable performance period; provided, however, that: (a) the Participant must irrevocably elect to defer such amounts on or before the date that is six months before the end of the performance period; (b) the Participant must perform services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date of such election; and (c) in no event can such election be made after the payment of the Bonuses is substantially certain to be made.

As of the last day of each calendar year, the Committee shall determine the maximum amount of elective deferrals (including catch-up contributions) that could have been made to the 401(k) Plan on behalf of each Participant who is a Senior Officer. Such determination shall be made as soon as administratively practicable following the end of the calendar year. To the extent that the elective deferrals actually made to the 401(k) Plan for the calendar year on behalf of such a Participant are less than the maximum amount of the elective deferrals that could have been made to the 401(k) Plan for the calendar year on behalf of the Participant, and if all amounts deferred under Section 3.1 for the calendar year have been transferred to the 401(k) Plan pursuant to the provisions of Section 3.1, then all or a portion of the deferrals made under this Section 3.2 shall be transferred to and contributed to the 401(k) Plan as of the last day of the calendar year as elective deferrals made on behalf of the Participant, so that either: (a) the total elective deferrals made to the 401(k) Plan for the calendar year on behalf of the Participant equals the maximum amount of elective deferrals that could have been made to the 401(k) Plan for the calendar year on behalf of the Participant; or (b) no deferrals are credited to the Participant under this Section 3.2 for the calendar year. The sum of the amount of such transfer and the transfer under Section 3.1 cannot exceed the maximum amount of elective deferrals (including catch-up contributions) specified in Code Section 402(g)(1)(A),(B) and (C). The transfer under this Section 3.2 shall occur as soon as administratively practicable following the calendar year in which such deferrals occurred.

In the case of a plan, program or policy that provides for incentive compensation that is earned over a period of two or more performance periods, the deferral election shall be made on or before the date that is six months before the end of the first performance period.

In the case of a Senior Officer who first becomes eligible to participate in the Plan after the date that is six months before the end of the performance period, the deferral election under this Section 3.2 shall be made not later than thirty (30) days after becoming eligible to participate in the Plan; provided, however, that the election shall apply only to Bonuses paid for services performed subsequent to the date of the election.

3.3 Deferral of Directors' Fees. A Participant who is a Director or Advisory Director may elect to defer all or any portion of any retainer fee or any board or committee meeting fees (or such other compensation) that he or she might earn with respect to his or her services to the Corporation or the Bank during a calendar year and that would otherwise be payable in cash; provided, however, that the Participant must irrevocably elect to defer such amounts before the first day of the calendar year.

In the case of a Director or Advisory Director who first becomes eligible to participate in the Plan after the beginning of a calendar year, the deferral election under this Section 3.3 shall be made not later than thirty (30) days after becoming eligible to participate in the Plan. The election shall apply only to retainer fees or board or committee meeting fees (or such other compensation) that relate to services performed subsequent to the date of the election.

3.4 Election of Time of Distribution. At the time a Participant makes an election to defer Compensation pursuant to Section 3.1, or an election to defer Bonuses pursuant to Section 3.2, or an election to defer directors' fees pursuant to Section 3.3, the Participant may elect that all or any portion of his or her Deferred Compensation Account attributable to such election will be distributed, or will commence to be distributed, on the March 1 of any calendar year or calendar years specified by the Participant.

Notwithstanding the above, a Participant who has not made an election under this Section 3.4 may make such an election, and a Participant who has made an election under this Section 3.4 may elect to change such election, pursuant to the provisions of Section 3.10.

3.5 Election of Form of Distribution. At the time a Participant makes an election to defer Compensation pursuant to Section 3.1, or an election to defer Bonuses pursuant to Section 3.2, or an election to defer directors' fees pursuant to Section 3.3, the Participant may elect that all or any portion of his or her Deferred Compensation attributable to such election will be credited to his or her Lump Sum Subaccount and distributed pursuant to Section 3.9(a)(i) in a single lump sum, or will be credited to his or her Installment Subaccount and distributed pursuant to Section 3.9(a)(ii) in ten annual installments. If a Participant fails to make an election, the Participant shall be deemed to have elected that all of his or her Deferred Compensation attributable to such election will be credited to his or her Lump Sum Subaccount and distributed pursuant to Section 3.9(a)(i) in a single lump sum.

Notwithstanding the above, a Participant may elect to change his or her election, or deemed election, under this Section 3.5 pursuant to the provisions of Section 3.10.

3.6 Accounting for Deferred Compensation.

(a) A Participant's Deferred Compensation shall be credited by the Corporation, the Bank or an Affiliate (as applicable) to the Deferred Compensation Account maintained for the Participant. The Deferred Compensation shall be credited to the Participant's Deferred Compensation Account at the end of the calendar month with respect to which the deferral is made.

Any distribution made to a Participant or Beneficiary shall be charged to the Deferred Compensation Account of the Participant at the time of the distribution. If the distribution is a lump sum distribution, the distribution shall be charged to the Lump Sum Subaccount of the Participant's Deferred Compensation Account. If the distribution is made in installments, the distribution shall be charged to the Installment Subaccount of the Participant's Deferred Compensation Account.

(b) (i) A Participant's Deferred Compensation shall be credited with earnings and losses in the same manner as if the Deferred Compensation were actually invested in one or more of the investment options offered under the 401(k) Plan and elected by the Participant; provided, however, that: (A) the Fidelity Managed Income Portfolio shall not be deemed to be an investment option available under the 401(k) Plan; (B) the Webster Stock Fund shall not be deemed to be an investment option available under the 401(k) Plan, except that, effective on and after May 1, 2007, the Webster Stock Fund shall be deemed to be an investment option available under the 401(k) Plan for the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer of the Bank; and (C) a Fidelity money market fund shall be deemed to be an investment option available under the 401(k) Plan.

(ii) A Participant may specify the percentage of the Deferred Compensation to be credited to the Plan on his or her behalf, or the percentage of his or her Deferred Compensation Account, which will be credited with earnings and losses based on the investment options selected by the Participant. The Participant may change his or her investment election at any time by providing notice to the Committee, and any such change shall be effective as soon as practicable after it is received by the Committee. Any change in a Participant's investment election shall be effective on a prospective basis only.

3.7 Vesting of Deferred Compensation. A Participant will always have a nonforfeitable right to receive the entire amount credited to his or her Deferred Compensation Account.

3.8 Time of Distribution of Deferred Compensation. A Participant's Deferred Compensation (adjusted for the earnings and losses allocable thereto) will be distributed, or will commence to be distributed, at the time set forth below:

(a) If the Participant elected a time of distribution of such Deferred Compensation pursuant to Section 3.4, then the Deferred Compensation will be distributed, or will commence to be distributed, on the earliest of the following:

(i) The time of distribution elected pursuant to Section 3.4.

(ii) The first day of the month coinciding with or next following the date of the Participant's Separation from Service with the Corporation, the Bank and all Affiliates due to Disability.

(iii) The first day of the month coinciding with or next following the date that is sixty (60) days after the Participant's death.

(iv) As soon as practicable following the Committee's approval of a distribution due to the occurrence of an Unforeseeable Emergency; provided, however, that the amount of Deferred Compensation that may be distributed pursuant to an Unforeseeable Emergency may not exceed the amount reasonably necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by the liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(b) If the Participant did not elect a time of distribution of such Deferred Compensation pursuant to Section 3.4, then the Deferred Compensation will be distributed, or will commence to be distributed, on the earliest of the following:

(i) The first day of the month coinciding with or next following the date that is six months after the date of the Participant's Separation from Service with the Corporation, the Bank and all Affiliates.

(ii) The first day of the month coinciding with or next following the date of the Participant's Separation from Service with the Corporation, the Bank and all Affiliates due to Disability.

(iii) The first day of the month coinciding with or next following the date that is sixty (60) days after the Participant's death.

(iv) As soon as practicable following the Committee's approval of a distribution due to the occurrence of an Unforeseeable Emergency; provided, however, that the amount of Deferred Compensation that may be distributed pursuant to an Unforeseeable Emergency may not exceed the amount reasonably necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by the liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

3.9 Form of Distribution of Deferred Compensation.

(a) A Participant's Deferred Compensation will be distributed, or will commence to be distributed, in the form of distribution elected, or deemed elected, by the Participant pursuant to Section 3.5, depending on whether such Deferred Compensation is credited to his or her Lump Sum Subaccount or the Installment Subaccount.

(i) Amounts credited to the Participant's Lump Sum Subaccount shall be distributed to the Participant in a single lump sum at the time determined pursuant to Section 3.8.

(ii) Amounts credited to the Participant's Installment Subaccount shall be distributed in ten substantially equal, annual installments, commencing at the time determined pursuant to Section 3.8. Each installment shall be equal to the balance credited to the Installment Subaccount multiplied by a fraction, the numerator of which is one and the denominator of which is ten minus the number of annual installments previously paid to the Participant (so that the first installment will be 1/10th of the account, the second installment will be 1/9th of the account, and so on).

If a Participant is entitled to receive installment payments due to a Separation from Service pursuant to Section 3.8(b)(i), the installment payment to which the Participant would otherwise have been entitled if installment payments had commenced on the first day of the month coinciding with or next following the date of his or her Separation from Service will be segregated as of such date, credited with earnings and losses, and paid on the first day of the month coinciding with or next following the date that is six months after his or her Separation from Service. The remainder of the installments shall be paid to the Participant annually on each subsequent anniversary of the first day of the month coinciding with or next following the date of his or her Separation from Service until the ten installments have been paid.

If a Participant begins to receive installment payments but he or she dies before his or her entire Installment Subaccount has been distributed, the remaining installment payments shall be made to the Participant's Beneficiary.

If a Participant dies before beginning to receive his or her installment payments, the first installment will be paid to the Beneficiary on the first day of the month coinciding with or next following the date that is sixty (60) days after the Participant's death. Subsequent installments shall be paid to the Beneficiary annually on each subsequent anniversary of such date until the ten installments have been paid.

(b) Amounts payable under this Section 3.9 shall be paid in cash, except that, prior to the commencement of payments, at the election of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, or the Chief Financial Officer of the Bank, or his or her Beneficiary if payments have not commenced at the time of his or her death, the portion (if any) of the Deferred Compensation Account that is then credited with earnings and losses based on the value of Webster Financial Corporation common stock shall be distributed in shares of such common stock.

3.10 Changes in Time and Form of Distribution.

(a) Anything herein to the contrary notwithstanding, a Participant may make an election pursuant to Section 3.4 regarding the time of distribution of Deferred Compensation subsequent to the date on which he or she elected to defer such compensation, or a Participant may make an election pursuant to Section 3.5 regarding the form of distribution of Deferred Compensation subsequent to the date on which he or she elected to defer such compensation, subject to the following requirements:

(i) Any election pursuant to Section 3.4 that is made subsequent to the date on which the Participant made his or her deferral election, and any change in an election previously made pursuant to Section 3.4: (A) must be made at least twelve months prior to the date on which the distribution would otherwise have been made or have commenced; (B) cannot become effective until at least twelve months after the date on which the election or change in election is made; and (C) must delay the date of payment (or the date of the first payment) for at least five years from the date such payment would otherwise have been made.

(ii) Any change in an election previously made (or deemed to be made) pursuant to Section 3.5: (A) if it is related to a distribution described in Section 3.4, must be made at least twelve months prior to the date on which the distribution would otherwise have been made or have commenced; (B) cannot become effective until at least twelve months after the date on which the change in election occurs; and (C) if it is related to a distribution described in Section 3.4 or Section 3.8(b)(i), must delay the date of payment (or the date of the first payment) for at least five years from the date such payment would otherwise have been made.

(iii) In no event can a change in an election (or deemed election) made pursuant to Section 3.4 or Section 3.5 accelerate the time or schedule of any payment of Deferred Compensation, except to the extent permitted by Code Section 409A and the regulations issued pursuant thereto.

(b) In Notice 2005-1, Question 19(c), as modified by the preamble to the proposed regulations under Code Section 409A, Notice 2006-79, and the preamble to the final regulations under Code Section 409A (the "Election Guidance"), the Internal Revenue Service stated that, with respect to deferred compensation subject to Code Section 409A, a nonqualified deferred compensation arrangement may be amended to allow a participant to make a new payment election with respect to the time or form of payment of his or her deferred compensation, and such election will not be treated as a change in the time or form of payment of the deferred compensation under Code Section 409A(a)(4) or an acceleration of a payment under Code Section 409A(a)(3), provided that: (i) the amendment is adopted and effective on or before December 31, 2007; (ii) the employee makes an election regarding the time or form of payment of his or her deferred compensation on or before December 31, 2007; (iii) the election applies only to amounts that would not otherwise be payable in 2007 and does not cause an amount to be paid in 2007 that would not otherwise be payable in 2007; and (iv) the election otherwise satisfies the constructive receipt rule and other provisions of the Code and common law doctrines.

Pursuant to the Election Guidance, on or before December 31, 2007 a Participant may make an election pursuant to Section 3.4 regarding the time of distribution of Deferred Compensation, and a Participant may make an election pursuant to Section 3.5 regarding the form of distribution of Deferred Compensation, without being subject to the requirements of Section 3.10(a); provided, however, that the effective date of such an election shall be delayed to the extent required by the constructive receipt rule or other provisions of the Code or common law doctrines.

3.11 Cashout of Small Accounts. Notwithstanding the provisions of Section 3.8, Section 3.9 and Section 3.10, if the sum of a Participant's Deferred Compensation Account, Supplemental Contributions Account, and accounts under any nonqualified deferred compensation arrangements of the same type (i.e., any account balance plans) maintained by the Bank, the Corporation or any Affiliates does not exceed the limitation on elective deferrals set forth in Section 402(g)(1)(B) of the Code at the time of his or her Separation from Service with the Bank, the Corporation and all Affiliates, then the Participant's entire Deferred Compensation Account and Supplemental Contributions Account shall be paid to the Participant in a single lump sum on the date that is sixty (60) days after the date on which the Participant Separates from Service.

ARTICLE IV

Supplemental Contributions

4.1 Supplemental Contributions. The amount of Supplemental Contributions allocated to a Participant is determined as follows:

(a) The amount of a Participant's Supplemental Contributions for a calendar year will equal the sum of the Participant's Supplemental Matching Contributions, Supplemental Nonelective Contributions, Supplemental Transition Contributions and Supplemental Additional Transition Contributions.

(i) If the Participant is entitled to receive matching contributions under the 401(k) Plan, the Participant's Supplemental Matching Contributions will equal the excess, if any, of: (A) the Participant's adjusted matching contributions, as determined under Section 4.1(b) for such calendar year; over (B) the maximum amount of matching contributions which would have been allocated for the benefit of the Participant under the 401(k) Plan for such calendar year if he or she had actually made the maximum elective deferrals permitted by the terms of the 401(k) Plan (determined in accordance with the limitations set forth in the 401(k) Plan and in Code Sections 401(k), 401(m), 402(g), 415 and 401(a)(17)). Supplemental Matching Contributions will be determined as of the last day of each calendar year.

(ii) If the Participant is entitled to receive nonelective contributions under the 401(k) Plan, the Participant's Supplemental Nonelective Contributions will equal the excess, if any, of: (A) the Participant's adjusted nonelective contributions, as determined under 4.1(c) for such calendar year; over (B) the actual nonelective contributions received by the Participant during the calendar year (determined in accordance with the limitations set forth in the 401(k) Plan and in Code Sections 415 and 401(a)(17)). Supplemental Nonelective Contributions will be determined as of the last day of each calendar year.

(iii) If the Participant is entitled to receive transition contributions under the 401(k) Plan, the Participant's Supplemental Transition Contributions will equal the excess, if any, of: (A) the Participant's adjusted transition contributions, as determined under Section 4.1(d) for such calendar year; over (B) the actual transition contributions received by the Participant during the calendar year (determined in accordance with the limitations set forth in the 401(k) Plan and in Code Sections 415 and 401(a)(17)). Supplemental Transition Contributions will be determined as of the last day of each calendar year.

(iv) With respect to the Chairman and Chief Executive Officer of the Bank and the President of the Bank who were in office on January 1, 2004, if the Participant is entitled to receive transition contributions under the 401(k) Plan, the Participant's Supplemental Additional Transition Contributions will equal the amount determined under Section 4.1(e). Supplemental Additional Transition Contributions will be determined as of each paydate.

With respect to the Chief Financial Officer of the Bank who was in office on January 1, 2007, for: (A) the 2007 calendar year; and (B) any period on or after January 1, 2008 in which the Participant is entitled to receive transition contributions under the 401(k) Plan, the Participant's Supplemental Additional Transition Contributions will equal the amount determined under Section 4.1(e). Supplemental Additional Transition Contributions will be determined as of each paydate.

No other Participants in the Plan shall be eligible to receive Supplemental Additional Transition Contributions.

(b) For purposes of Section 4.1(a)(i), a Participant's adjusted matching contributions shall equal the Matching Percentage of the Participant's elective deferrals under the 401(k) Plan to the extent they do not exceed the Minimum Percentage of the Participant's compensation, except that:

(i) it shall be assumed that the Participant elected to contribute at least the Minimum Percentage of his or her compensation as elective deferrals under the 401(k) Plan;

(ii) adjusted matching contributions shall be determined without regard to the limitations on elective deferrals under Section 401(k) and Section 402(g) of the Code;

(iii) adjusted matching contributions shall be determined without regard to the limitations on matching contributions under Section 401(m) of the Code;

(iv) adjusted matching contributions shall be determined without regard to the limitations on contributions under Section 415 of the Code;

(v) adjusted matching contributions shall be determined without regard to the limitations on compensation under Section 401(a)(17) of the Code; and

(vi) adjusted matching contributions shall be determined by reference to the definition of compensation set forth in Section 4.1(f).

The adjustments for determining adjusted matching contributions which are described in this Section 4.1(b) shall apply to all calendar years in which the Participant was eligible to participate in the Plan, including any calendar years prior to the effective date of any amendment to the Plan.

(c) For purposes of Section 4.1(a)(ii), a Participant's adjusted nonelective contributions shall equal the nonelective contributions that the Participant would receive under the 401(k) Plan, except that:

(i) adjusted nonelective contributions shall be determined without regard to the limitations on contributions under Section 415 of the Code;

(ii) adjusted nonelective contributions shall be determined without regard to the limitations on compensation under Section 401(a)(17) of the Code; and

(iii) adjusted nonelective contributions shall be determined by reference to the definition of compensation set forth in Section 4.1(f).

(d) For purposes of Section 4.1(a)(iii), a Participant's adjusted transition contributions shall equal the transition contributions that the Participant would receive under the 401(k) Plan, except that:

(i) adjusted transition contributions shall be determined without regard to the limitations on contributions under Section 415 of the Code;

(ii) adjusted transition contributions shall be determined without regard to the limitations on compensation under Section 401(a)(17) of the Code; and

(iii) adjusted transition contributions shall be determined by reference to the definition of compensation set forth in Section 4.1(f).

(e) For purposes of Section 4.1(a)(iv), a Participant's Supplemental Additional Transition Contributions shall be determined as follows:

(i) the Supplemental Additional Transition Contributions for the Chairman and Chief Executive Officer of the Bank who was in office on January 1, 2004 shall equal twenty-five and five-tenths percent (25.5%) of his supplemental additional transition contribution compensation as defined in Section 4.1(f); provided, however, that such Participant shall not receive any Supplemental Additional Transition Contributions for any period following the date on which he terminates employment or the date on which he reaches age 65 (whichever occurs first);

(ii) the Supplemental Additional Transition Contributions for the President of the Bank who was in office on January 1, 2004 shall equal forty-five and four-tenths percent (45.4%) of his supplemental additional transition contribution compensation as defined in Section 4.1(f); provided, however, that such Participant shall not receive any Supplemental Additional Transition Contributions for any period following the date on which he terminates employment or December 31 of the calendar year in which he reaches age 65 (whichever occurs first); and

(iii) the Supplemental Additional Transition Contributions for the Chief Financial Officer of the Bank who was in office on January 1, 2007 shall equal ten percent (10%) of his supplemental additional transition contribution compensation as defined in Section 4.1(f); provided, however, that such Participant shall not receive any Supplemental Additional Transition Contributions for any period following the date on which he terminates employment or December 31 of the calendar year in which he reaches age 65 (whichever occurs first).

(f) In computing a Participant's adjusted matching contributions under Section 4.1(b), adjusted nonelective contributions under Section 4.1(c), and adjusted transition contributions under Section 4.1(d), the Participant's compensation is based on the definition of compensation set forth in the 401(k) Plan that is applicable to the period on and after September 1, 2004. Pursuant to such definition, the Participant's compensation: (i) includes all of the Participant's regular salary, overtime, commissions, bonuses, and pre-tax contributions made to the 401(k) Plan, to an employee benefit plan under an arrangement described in Section 125 of the Code or to a qualified transportation fringe benefit plan described in Section 132(f)(4) of the Code; but (ii) excludes taxable car benefits, taxable reimbursements (such as moving expenses), taxable fringe benefits (such as the cost of excess group term life insurance), and any taxable income realized in connection with the exercise of a nonqualified stock option, the disqualifying disposition of stock received under an incentive stock option, or the grant or vesting of restricted property. In addition, if a Participant elects to defer all or any portion of his or her compensation, such deferred compensation is included in the Participant's compensation during the calendar year in which it would have been paid to the Participant but for the deferral election.

For purposes of determining a Participant's Supplemental Additional Transition Contributions under Section 4.1(e), his supplemental additional transition contribution compensation shall equal his base pay and any bonuses earned during the applicable period (whether or not paid during the applicable period).

4.2 Election of Form of Distribution. Prior to the later of January 1, 2008 or (for Participants other than the Chairman and Chief Executive Officer, the President and the Chief Financial Officer of the Bank) the date that is thirty (30) days after the end of the calendar year in which a Participant first becomes entitled to receive Supplemental Contributions under this Article III, a Participant can elect that any amounts credited to his or her Supplemental Matching Contributions Account, Supplemental Nonelective Contributions Account, Supplemental Transition Contributions Account, or Supplemental Additional Contributions Account will be credited to his or her Lump Sum Subaccount and distributed pursuant to Section 4.6(a)(i) in a single lump sum, or will be credited to his or her Installment Subaccount and distributed pursuant to Section 4.6(a)(ii) in ten annual installments. If a Participant fails to make an election, the Participant shall be deemed to have elected that all amounts credited to his or her Supplemental Matching Contributions Account, Supplemental Nonelective Contributions Account, Supplemental Transition Contributions Account, and Supplemental Additional Contributions Account will be credited to his or her Lump Sum Subaccount and distributed pursuant to Section 4.6(a)(i) in a single lump sum.

4.3 Accounting for Supplemental Contributions.

(a) The Corporation, the Bank or a Participating Affiliate (as applicable) shall credit a Participant's Supplemental Matching Contributions to the Supplemental Matching Contributions Account maintained for the Participant, shall credit a Participant's Supplemental Nonelective Contributions to the Supplemental Nonelective Contributions Account maintained for the Participant, shall credit a Participant's Supplemental Transition Contributions to the Supplemental Transition Contributions Account maintained for the Participant, and shall credit a Participant's Supplemental Additional Transition Contributions to the Supplemental Additional Transition Contributions Account maintained for the Participant. In addition, such Supplemental Contributions shall be credited to either the Lump Sum Subaccount or the Installment Subaccount of the Participant's Supplemental Matching Contributions Account, Supplemental Nonelective Contributions Account, Supplemental Transition Contributions Account, or Supplemental Additional Transition Contributions Account, as appropriate.

Supplemental Matching Contributions shall be credited to the Participant's Supplemental Matching Contributions Account, Supplemental Nonelective Contributions shall be credited to the Participant's Supplemental Nonelective Contributions Account, and Supplemental Transition Contributions shall be credited to the Participant's Supplemental Transition Contributions Account, as of the end of the calendar year with respect to which such contributions are made. Supplemental Additional Transition Contributions shall be credited to the Participant's Supplemental Additional Transition Contributions Account as of the paydate with respect to which such contributions are made.

Any distribution made to a Participant or Beneficiary shall be charged to the Supplemental Matching Contributions Account, Supplemental Nonelective Contributions Account, Supplemental Transition Contributions Account, or Supplemental Additional Contributions Account of the Participant, as appropriate, at the time of the distribution. If the distribution is a lump sum distribution, the distribution shall be charged to the Lump Sum Subaccount of the Participant's appropriate account. If the distribution is made in installments, the distribution shall be charged to the Installment Subaccount of the Participant's appropriate account.

(b) (i) A Participant's Supplemental Contributions shall be credited with earnings and losses in the same manner as if the Supplemental Contributions were actually invested in one or more of the investment options offered under the 401(k) Plan and elected by the Participant; provided, however, that: (A) the Fidelity Managed Income Portfolio shall not be deemed to be an investment option available under the 401(k) Plan; (B) the Webster Stock Fund shall not be deemed to be an investment option available under the 401(k) Plan, except that, effective on and after May 1, 2007, the Webster Stock Fund shall be deemed to be an investment option available under the 401(k) Plan for the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer of the Bank; and (C) a Fidelity money market fund shall be deemed to be an investment option available under the 401(k) Plan.

(ii) A Participant may specify the percentage of the Supplemental Contributions to be credited to the Plan on his or her behalf, or the percentage of his or her Supplemental Contributions Account, which will be credited with earnings and losses based on the investment options selected by the Participant. The Participant may change his or her investment election at any time by providing notice to the Committee, and any such change shall be effective as soon as practicable after it is received by the Committee. Any change in a Participant's investment election shall be effective on a prospective basis only.

(iii) Separate investment elections shall not be permitted with respect to a Participant's Supplemental Matching Contributions, Supplemental Nonelective Contributions, Supplemental Transition Contributions and Supplemental Additional Transition Contributions. Therefore, any investment election, or change in an investment election, that a Participant makes pursuant to Section 4.3(b)(ii) shall apply to all of the Participant's Supplemental Matching Contributions, Supplemental Nonelective Contributions, Supplemental Transition Contributions and Supplemental Additional Transition Contributions to be credited to the Plan thereafter on his or her behalf, or to the Participant's entire Supplemental Contributions Account.

4.4 Vesting of Supplemental Contributions.

(a) Subject to Section 4.4(b), a Participant will become vested and will have a nonforfeitable right to receive the amounts credited to his or her Supplemental Contributions Account as follows:

(i) With respect to a Participant's Supplemental Matching Contributions Account, in the same manner and to the same extent as the amounts credited to the Participant's matching contributions account under the 401(k) Plan;

(ii) With respect to a Participant's Supplemental Nonelective Contributions Account, in the same manner and to the same extent as the amounts credited to the Participant's nonelective contributions account under the 401(k) Plan; and

(iii) With respect to a Participant's Supplemental Transition Contributions Account and Supplemental Additional Transition Contributions Account, in the same manner and to the same extent as the amounts credited to the Participant's transition contributions account under the 401(k) Plan.

(b) Notwithstanding the above, however, if the Committee determines, after a hearing, that a Participant who is eligible to receive or is receiving Supplemental Contributions under the Plan has engaged in any activities which, in the opinion of the Committee, are detrimental to the interests of, or are in competition with, the Bank, the Corporation or any Affiliate, then all amounts credited to his or her Supplemental Contributions Account that are payable under the Plan shall thereupon be terminated and forfeited.

4.5 Time of Distribution of Supplemental Contributions. A Participant's Supplemental Contributions (adjusted for the earnings and losses allocable thereto) will be distributed, or will commence to be distributed, on the first day of the month coinciding with or next following the earlier of:

(a) the date that is six months after the date of the Participant's Separation from Service with the Bank, the Corporation and all Affiliates; or

(b) the date that is sixty (60) days after the Participant's death.

4.6 Form of Distribution of Supplemental Contributions.

(a) A Participant's Supplemental Contributions will be distributed, or will commence to be distributed, in the form of distribution elected, or deemed elected, by the Participant pursuant to Section 4.2, depending on whether such Supplemental Contributions are credited to his or her Lump Sum Subaccount or Installment Subaccount:

(i) Amounts credited to the Participant's Lump Sum Subaccount shall be distributed to the Participant in a single lump sum at the time determined pursuant to Section 4.5.

(ii) Amounts credited to the Participant's Installment Subaccount shall be distributed in ten substantially equal, annual installments, commencing at the time determined pursuant to Section 4.5. Each installment shall be equal to the balance credited to the Installment Subaccount multiplied by a fraction, the numerator of which is one and the denominator of which is ten minus the number of annual installments previously paid to the Participant (so that the first installment will be 1/10th of the account, the second installment will be 1/9th of the account, and so on).

If a Participant is entitled to receive installment payments due to a Separation from Service pursuant to Section 4.5(a), the installment payment to which the Participant would otherwise have been entitled if installment payments had commenced on the first day of the month coinciding with or next following the date of his or her Separation from Service will be segregated as of such date, credited with earnings and losses, and paid on the first day of the month coinciding with or next following the date that is six months after his or her Separation from Service. The remainder of the installments shall be paid to the Participant annually on each subsequent anniversary of the first day of the month coinciding with or next following the date of his or her Separation from Service until the ten installments have been paid.

If a Participant begins to receive installment payments but he or she dies before his or her entire Installment Subaccount has been distributed, the remaining installment payments shall be made to the Participant's Beneficiary.

If a Participant dies before beginning to receive his or her installment payments, the first installment will be paid to the Beneficiary on the first day of the month coinciding with or next following the date that is sixty (60) days after the Participant's death. Subsequent installments shall be paid to the Beneficiary annually on each subsequent anniversary of such date until the ten installments have been paid.

(b) Amounts payable under this Section 4.6 shall be paid in cash, except that, prior to the commencement of payments, at the election of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, or the Chief Financial Officer of the Bank, or his or her Beneficiary if payments have not commenced at the time of his or her death, the portion (if any) of the Supplemental Contributions Account that is then credited with earnings and losses based on the value of Webster Financial Corporation common stock shall be distributed in shares of such common stock.

4.7 Change in Form of Distribution.

(a) Anything herein to the contrary notwithstanding, a Participant may make an election pursuant to Section 4.2 regarding the form of distribution of Supplemental Contributions subsequent to the date specified in Section 4.2, provided that: (i) any change in such an election cannot become effective until at least twelve months after the date on which the change in election occurs; and (ii) if it is related to a distribution described in Section 4.5(a), the change must delay the date of distribution (or the date of the first distribution) for at least five years from the date such distribution would otherwise have been made. In no event can a change in an election (or deemed election) made pursuant to Section 4.2 accelerate the time or schedule of any distribution of Supplemental Contributions, except to the extent permitted by Code Section 409A and the regulations issued pursuant thereto.

(b) In Notice 2005-1, Question 19(c), as modified by the preamble to the proposed regulations under Code Section 409A, Notice 2006-79, and the preamble to the final regulations under Code Section 409A (the "Election Guidance"), the Internal Revenue Service stated that, with respect to deferred compensation subject to Code Section 409A, a nonqualified deferred compensation arrangement may be amended to allow a participant to make a new payment election with respect to the form of payment of his or her deferred compensation, and such election will not be treated as a change in the form of payment of the deferred compensation under Code Section 409A(a)(4) or an acceleration of a payment under Code Section 409A(a)(3), provided that: (i) the amendment is adopted and effective on or before December 31, 2007; (ii) the employee makes an election regarding the form of payment of his or her deferred compensation on or before December 31, 2007; (iii) the election applies only to amounts that would not otherwise be payable in 2007 and does not cause an amount to be paid in 2007 that would not otherwise be payable in 2007; and (iv) the election otherwise satisfies the constructive receipt rule and other provisions of the Code and common law doctrines.

Pursuant to the Election Guidance, on or before December 31, 2007 a Participant may make an election pursuant to Section 4.2 regarding the form of distribution of his or her Supplemental Contributions, without being subject to the requirements of Section 4.7(a); provided, however, that the effective date of such an election shall be delayed to the extent required by the constructive receipt rule or other provisions of the Code or common law doctrines.

4.8 Cashout of Small Accounts. Notwithstanding the provisions of Section 4.6 and Section 4.7, if the sum of a Participant's Deferred Compensation Account, Supplemental Contributions Account, and accounts under any nonqualified deferred compensation arrangements of the same type (i.e., any account balance plans) maintained by the Bank, the Corporation or any Affiliates does not exceed the limitation on elective deferrals set forth in Section 402(g)(1)(B) of the Code at the time of his or her Separation from Service with the Bank, the Corporation and all Affiliates, then the Participant's entire Deferred Compensation Account and Supplemental Contributions Account shall be paid to the Participant in a single lump sum on the date that is sixty (60) days after the date on which the Participant Separates from Service.

ARTICLE V

Benefit Claims Procedure

5.1 Claims for Benefits.

(a) Any claim for benefits under the Plan shall be made in writing to the Committee. The Committee shall promptly process each claim for benefits received by it and shall notify the claimant in writing of the action taken regarding the claim for benefits within a reasonable period of time following its receipt, but not later than ninety (90) days (forty-five (45) days in the case of a claim for disability benefits). This period may be extended by the Committee for up to ninety (90) days (for up to two thirty (30) day periods in the case of a claim for disability benefits), provided that the notice of the extension of time is furnished to the claimant prior to the beginning of the extension period. In the event of a denial of benefits, the Committee shall furnish the claimant with a written notification which shall include: (i) the reasons for the denial; (ii) specific references to the Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim for benefits, including an explanation of why such material or information is necessary; and (iv) an explanation of the review procedure set forth in Section 5.2.

(b) In the event of a denial of a disability benefit claim, in addition to the notification requirements of Section 5.1(a), the Committee shall furnish the claimant a copy of the criterion relied upon (or a statement that the criterion will be provided free of charge upon request), and an explanation of the scientific or clinical judgment on which the denial was based (or a statement that the explanation will be provided free of charge upon request).

Notwithstanding anything herein to the contrary, any disability related claim shall be handled in a manner consistent with applicable Department of Labor regulations. For purposes of this Section 5.1, a benefit is a "disability benefit" if the claimant is required to provide proof of his or her eligibility for a disability benefit as a condition for obtaining the benefit. A benefit is not a disability benefit if a finding of benefit eligibility is determined under another program by an independent party, such as the Social Security Administration.

5.2 Appeal Procedure.

(a) A claimant who has received a written denial of a claim for benefits may appeal by filing with the Committee a written request for review. Such request must be made within sixty (60) days (one hundred eighty (180) days in the case of a claim for disability benefits) following the receipt of the written denial. In connection with any request for review, the claimant may at any time review all documents, records, and other information relevant to the claim free of charge, and request a review that takes into account all comments, documents, records and other information submitted (without regard to whether such information was submitted or considered in the initial benefit determination).

(b) In connection with any request for review of a disability benefit claim, in addition to the other requirements of this Section 5.2, the Committee shall provide for a review that: (i) does not afford deference to the initial adverse benefit determination; (ii) is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal nor the subordinate of such individual; (iii) in the case of an adverse benefit determination based on a medical judgment, provides that the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; (iv) provides for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan, without regard to whether the advice was relied upon in making the benefit determination; and (v) provides that the health care professional engaged is an individual who is neither the individual who made the adverse benefit determination nor the subordinate of such individual.

(c) The Committee shall notify the claimant of its determination on review within sixty (60) days (forty-five (45) days in the case of a claim for disability benefits) following receipt of the request for review. This period may be extended by the Committee for up to sixty (60) days (forty-five (45) days in the case of a claim for disability benefits), provided that the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the beginning of the extension period. The extension notice must indicate the special circumstances requiring the extension and the date as of which the Committee expects to render a decision.

ARTICLE VI

Funding

6.1 Funding. It is the intention of the Bank, the Corporation, the Participating Affiliates, the Participants and their survivors and Beneficiaries, and each other party to the Plan that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The rights of Participants and their survivors and Beneficiaries shall be solely those of a general unsecured creditor of the Bank, the Corporation or a Participating Affiliate (as applicable). The Plan constitutes a mere promise by the Bank, the Corporation or a Participating Affiliate (as applicable) to make benefit payments in the future.

The obligation of the Bank, the Corporation or a Participating Affiliate (as applicable) to pay benefits under the Plan shall be interpreted as a contractual obligation to pay only those amounts described in the Plan in the manner and under the conditions prescribed by the Plan. Any assets set aside to fund deferred compensation shall be subject to the claims of general creditors, and no person other than the Bank, the Corporation or a Participating Affiliate (as applicable) shall, by virtue of the provisions of the Plan, have any interest in such funds.

Prior to the occurrence of a Change in Control, neither the Bank, the Corporation nor any Participating Affiliate shall have any obligation to fund the benefits payable under the Plan. If the Bank, the Corporation or a Participating Affiliate determines, prior to a Change in Control, that deferred compensation under the Plan should be funded, it may utilize, singly or in combination, any method of funding it may deem appropriate, including, but not limited to, terminal funding, annuity contracts, life insurance contracts, or a group or individual trust (including a trust the terms of which conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (a "Rabbi Trust")).

Upon the occurrence of a Change in Control, the Bank, the Corporation and each Participating Affiliate shall (unless their liabilities under the Plan have been fully discharged) adopt and fully fund a Rabbi Trust (or, if Rabbi Trusts are no longer available for use in connection with unfunded deferred compensation arrangements, any other instrument which is designed to provide a similar level of security and to have the same tax results as a Rabbi Trust). All of the assets of the Rabbi Trust shall be located, and shall remain located, within the United States, whether or not such assets are available to satisfy the claims of general creditors. In addition, the Rabbi Trust shall not contain any provision which states that the assets of the Rabbi Trust will be restricted to the provision of benefits under the Plan in the event of a change in the financial health of the Bank, the Corporation, or an Affiliate (or any successor thereof), whether or not such assets are available to satisfy the claims of general creditors.

ARTICLE VII

Amendment and Termination

7.1 Right to Amend. At any time, and from time to time, the Board of the Bank, by resolutions adopted by it, may amend the Plan or change the designation of Participants under the Plan.

7.2 Right to Terminate. The Plan can be terminated by action of the Board of the Bank only if: (a) the termination of the Plan does not occur proximate to a downturn in the financial health of the Bank, the Corporation or an Affiliate; (b) all nonqualified deferred compensation arrangements of the same type (i.e., all account balance plans) maintained by the Bank, the Corporation and all Affiliates are terminated with respect to all employees; (c) no payments are made within twelve months after the termination of the Plan (other than payments that would have been payable under the terms of the Plan if the termination had not occurred); (d) all payments are made within twenty-four (24) months after the termination of the Plan; and (e) neither the Bank, the Corporation nor any Affiliate adopts a nonqualified deferred compensation arrangement of the same type (i.e., an account balance plan) for a period of three years with respect to any employee following the date of the termination of the Plan. If the Plan is terminated, each Participant's Deferred Compensation Account and Supplemental Contributions Account will be paid to the Participant in a lump sum on the first day of the month coinciding with or next following the first anniversary of the termination of the Plan.

If the Board of the Bank takes irrevocable action to terminate the Plan and all nonqualified deferred compensation arrangements of the same type (i.e., all account balance plans) sponsored by the Bank, the Corporation and all Affiliates within thirty (30) days preceding or within twelve months following a Section 409A Change in Control, then each Participant's Deferred Compensation Account and Supplemental Contributions Account will be distributed in a lump sum within twelve (12) months following the date of such irrevocable action.

If the Board of the Bank terminates the Plan within twelve months following a corporate dissolution that is taxable under Code Section 331 or within twelve months following the bankruptcy court's approval of the termination of the Plan, then each Participant's Deferred Compensation Account and Supplemental Contributions Account will be distributed in the calendar year in which the Plan is terminated, the first calendar year in which the Deferred Compensation Account and Supplemental Matching Contributions Account are no longer subject to a substantial risk of forfeiture, or the first year in which the distribution is administratively practicable (whichever is latest).

7.3 Limitations. Notwithstanding the preceding provisions of this Article VII: (a) no modification, amendment, discontinuance or termination of the Plan may permit any distribution of a Participant's Deferred Compensation Account or Supplemental Contributions Account other than in accordance with the provisions of Section 409A of the Code; (b) no modification, amendment, discontinuance or termination of the Plan shall adversely affect the rights of any former Employee (or the survivor of any former Employee) then receiving benefits; and (c) the vested benefits which any Participant had accrued immediately prior to the effective date of any modification, amendment, discontinuance or termination of the Plan shall not be reduced. Notice of every such modification, amendment, discontinuance or termination shall be given in writing to each Participant.

ARTICLE VIII

Miscellaneous

8.1 Plan Administration. In its discretion, the Board of the Bank may appoint a Committee consisting of at least one (1) but not more than five (5) persons. If appointed, the Committee shall be deemed to be the plan administrator of the Plan. If the Board has not appointed a Committee to administer the Plan, the Board will act as the Committee.

The Committee shall interpret and construe the provisions of the Plan, shall decide any disputes which may arise relative to the rights of Participants (and their survivors and Beneficiaries) under the terms of the Plan, and shall, in general, direct the administration of the Plan embodied herein. The Committee may adopt such rules as it deems necessary for the proper administration of the Plan. The decision of the Committee in all matters involving the interpretation and application of the Plan shall be final, binding and conclusive (unless the Committee has acted in an arbitrary or capricious manner).

8.2 Nonassignability. Except to the extent required by law, the right of any Participant or his or her survivors or Beneficiaries to any benefit or payment under the Plan: (a) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her survivors or Beneficiaries; (b) shall not be considered an asset of the Participant or his or her survivors or Beneficiaries in the event of any divorce, insolvency or bankruptcy; and (c) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that a Participant or any survivors or Beneficiaries who are receiving or are entitled to receive benefits under the Plan attempt to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless required by law, be null and void.

8.3 Code Section 409A. Any provision of the Plan that is susceptible to more than one interpretation shall be interpreted in a manner that is consistent with the Plan satisfying the requirements of Code Section 409A.

8.4 Governing Law. Except to the extent preempted by applicable federal laws, the provisions of the Plan shall be interpreted, construed and administered in accordance with the laws of the State of Connecticut, other than its choice of law principles.

8.5 No Employment Contract. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Bank, the Corporation or an Affiliate and its employees or to be consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed: (a) to give to any Employee the right to be retained in the employ of the Bank, the Corporation or an Affiliate; (b) to affect the right of the Bank, the Corporation or an Affiliate to discipline or discharge any Employee at any time; (c) to give the Bank, the Corporation or an Affiliate the right to require any Employee to remain in its employ; or (d) to affect any Employee's right to terminate his or her employment at any time.

8.6 Withholding. The Corporation, the Bank or an Affiliate shall have the right to deduct from any distribution any taxes required by law to be withheld from a Participant with respect to such award.

8.7 Rights of Survivors and Beneficiaries. Whenever the rights of a Participant are stated or limited in the Plan, his or her survivors and Beneficiaries shall be bound thereby.

8.8 Account Statements. Periodically (as determined by the Committee), each Participant shall receive a statement indicating the amounts credited to and distributed from the Participant's Deferred Compensation Account and Supplemental Contributions Account during such period.

8.9 Masculine, Feminine, Singular and Plural. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

8.10 Titles. The titles to Articles and Sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

8.11 Other Plans. Nothing in this Plan shall be construed to affect the rights of a Participant, his or her survivors or Beneficiaries, or his or her estate to receive any retirement or death benefit under any tax qualified pension plan, another nonqualified deferred compensation arrangement, insurance agreement, tax-deferred annuity, or other retirement plan of the Corporation, the Bank or an Affiliate.

Dated this day of , 20 .

Witness: WEBSTER BANK, NATIONAL ASSOCIATION

By

Its

ANNEX I

Special Provisions for Certain Former Participants

in the Derby Savings Bank Plan

Effective as of January 31, 1997 (the "Acquisition Date"), Derby Savings Bank ("Derby") was merged with and into the Bank. Effective as of the Acquisition Date, all of the obligations of Derby under the Derby Savings Bank Deferred Compensation Plan for Directors (the "Derby Plan") were transferred to, and assumed by, the Bank.

(1) No person who was a participant in the Derby Plan on the Acquisition Date shall become a Participant in the Plan unless the Board specifically designates such person as being eligible to participate in the Plan pursuant to Article II. In the event the Board designated any such person as being eligible to participate in the Plan during any portion of 1997, such person's deferral election under the Derby Plan for the 1997 plan year remained in effect as such person's deferral election under the Plan for the 1997 plan year.

(2) If a former participant in the Derby Plan became a Participant in the Plan on or about the Acquisition Date, such person was not deemed to have incurred a separation from service as a director under the Derby Plan and was not entitled to receive (or commence to receive) a distribution of the benefits which he or she accrued thereunder until he or she subsequently incurs a Separation from Service under the Plan. However, if a former participant in the Derby Plan did not become a Participant in the Plan on or about the Acquisition Date, such person was deemed to have incurred a termination of service as a director under the Derby Plan and was entitled to receive (or commence to receive) a distribution of the benefits which he or she accrued thereunder.

(3) Each person who had an "Individual Deferred Compensation Account" under the Derby Plan immediately prior to the Acquisition Date had established on his or her behalf a Deferred Compensation Account under the Plan. Those deferrals (and the earnings credited thereto) which such person elected to be paid in installments under the Derby Plan were credited to an Installment Subaccount established for the benefit of such person under the Plan. All other deferrals (and the earnings credited thereto) which such person elected under the Derby Plan were credited to a Lump Sum Subaccount established for the benefit of such person under the Plan.

(4) All amounts which had accrued under the Derby Plan and which are credited to a person's Installment Subaccount or Lump Sum Subaccount under the terms of this Annex I shall be distributed at the time, and in the form, set forth in Article III of the Plan.

(5) Except as otherwise provided in this Annex I, all of the provisions of the Plan shall apply to each person who was a participant in the Derby Plan immediately prior to the Acquisition Date.

ANNEX II

Special Provisions for Certain Former Participants

in the Eagle Financial Corporation Plan

Effective as of April 15, 1998 (the "Eagle Acquisition Date"), Eagle Financial Corporation ("Eagle") was merged with and into Webster Financial Corporation. Effective as of the Eagle Acquisition Date, all of the obligations of Eagle under the Eagle Financial Corporation Deferred Compensation Plan for Non-Employee Directors (the "Eagle Deferred Compensation Plan") and the Eagle Financial Corporation Benefit Equalization Plan (the "Eagle SERP") were transferred to, and assumed by, Webster Financial Corporation. Webster Financial Corporation has, in turn, transferred all of such obligations to Webster Bank, National Association, a wholly-owned subsidiary of Webster Financial Corporation. Therefore, effective as of the Eagle Acquisition Date, all of the obligations of Eagle under the Eagle Deferred Compensation Plan and the Eagle SERP have been transferred to, and assumed by, Webster Bank, National Association.

Effective as of April 15, 1998, the Eagle Deferred Compensation Plan was merged with and into the Plan, and the Eagle SERP was merged with and into the Webster Bank Supplemental Retirement Plan for Employees of Webster Bank (the "Webster SERP").

Effective as of the first day with respect to which the processing of the payroll for the former employees of Eagle was performed in conjunction with the processing of the payroll for the employees of Webster Bank (the "Eagle Payroll Merger Date"), the former employees of Eagle became eligible to participate in the Webster Bank Retirement Savings Plan (formerly known as the Webster Bank Employee Investment Plan) (the "Webster 401(k) Plan"). In addition, effective as of July 1, 1998, certain of the assets and liabilities of the Financial Institutions Thrift Plan as Adopted by Eagle Financial Corporation (the "Eagle 401(k) Plan") were transferred to and assumed by the Webster 401(k) Plan.

Prior to July 1, 2006, the Webster SERP provided the Supplemental Matching Contributions described in Article IV. Effective as of July 1, 2006, all liabilities relating to the Supplemental Matching Contributions were transferred to, and assumed by, the Plan.

(1) No person who was a participant in the Eagle Deferred Compensation Plan on the Eagle Acquisition Date became a Participant in the Plan unless the Board specifically designated such person as being eligible to participate in the Plan. In the event the Board designated any such person as being eligible to participate in the Plan during any portion of 1998, such person's deferral election under the Eagle Deferred Compensation Plan for the 1998 plan year remained in effect as such person's deferral election under the Plan for the 1998 plan year.

If a former participant in the Eagle Deferred Compensation Plan became a Participant in the Plan on or about the Eagle Acquisition Date, such person was not deemed to have incurred a separation from service under the Eagle Deferred Compensation Plan and was not entitled to receive (or commence to receive) a distribution of the benefits which he or she accrued thereunder until the date set forth in this Annex II. However, if a former participant in the Eagle Deferred Compensation Plan did not become a Participant in the Plan on or about the Eagle Acquisition Date, such person was deemed to have incurred a separation from service under the Eagle Deferred Compensation Plan and was entitled to receive (or commence to receive) a distribution of the benefits which he or she accrued thereunder in accordance with the terms of the Plan and this Annex II.

Each person who had a "Deferred Compensation Account" under the Eagle Deferred Compensation Plan immediately prior to the Eagle Acquisition Date had established on his or her behalf a Deferred Compensation Account under the Plan. Those deferrals (and the earnings credited thereto) which such person elected to be paid in installments under the Eagle Deferred Compensation Plan were credited to an Installment Subaccount established for the benefit of such person under the Plan. All other deferrals (and the earnings credited thereto) which such person elected under the Eagle Deferred Compensation Plan were credited to a Lump Sum Subaccount established for the benefit of such person under the Plan.

All amounts which had accrued under the Eagle Deferred Compensation Plan and which were credited to a person's Installment Subaccount or Lump Sum Subaccount under the terms of this Annex II were distributed (or commenced to be distributed) on the earlier of the date set forth in Article III of the Plan or within a reasonable period of time following the last day of the 1998 calendar year. Such distribution was made in the form set forth in Article III of the Plan; provided, however, that if the person elected to receive installments, such installments were paid monthly, quarterly or annually over a period not exceeding ten (10) years, as elected by such person in his or her deferral elections under the Eagle Deferred Compensation Plan.

(2) No person who was a participant in the Eagle SERP on the Eagle Acquisition Date became a Participant in the Webster SERP unless the Board specifically designated such person as being eligible to participate in the Webster SERP and such person otherwise satisfied the eligibility requirements of the Webster SERP. If he or she did become eligible to participate in the Webster SERP, Supplemental Matching Contributions were credited to him or her under the Webster SERP only with respect to elective deferrals made to the 401(k) Plan on or after the Eagle Payroll Merger Date. No Supplemental Matching Contributions were credited with respect to elective deferrals made to the Eagle 401(k) Plan prior to the Eagle Payroll Merger Date.

(3) Except as otherwise provided in this Annex II, all of the provisions of the Plan shall apply to each person who was a participant in the Eagle Deferred Compensation Plan immediately prior to the Eagle Acquisition Date.

ANNEX III

Special Provisions Relating to Certain Deferred Compensation

and Supplemental Matching Contributions

Prior to July 1, 2006, the Plan permitted Participants only to elect to have Deferred Compensation credited to their Deferred Compensation Accounts. Prior to July 1, 2006, the Supplemental Retirement Plan for Employees of Webster Bank (the "Webster SERP") provided for the crediting of Supplemental Matching Contributions to the Supplemental Matching Contributions Accounts of a select group of management or highly compensated employees.

Effective as of July 1, 2006, all liabilities relating to Supplemental Matching Contributions were transferred to, and assumed by, the Plan. Therefore, effective as of July 1, 2006, the Plan permits Participants to elect to have Deferred Compensation credited to their Deferred Compensation Accounts and provides for the crediting of Supplemental Matching Contributions.

The following special provisions apply to certain Deferred Compensation and Supplemental Matching Contributions:

(1) Deferred Compensation

(a) With respect to any Deferred Compensation credited to a Participant's Deferred Compensation Account prior to January 1, 2004, interest (compounded monthly) shall be added to the balance credited to the Deferred Compensation Account from time to time: (i) as of the last day of each calendar year during the period beginning when the Deferred Compensation was first so credited, and ending on the last day of the calendar year preceding the date described in (ii); and (ii) as of the date of distribution of a final installment payment or a lump sum payment of the amounts credited to the Participant's Deferred Compensation Account. The rate of interest is the interest rate on ten year United States Treasury obligations, as reported from time to time in The Wall Street Journal, plus 100 basis points, adjusted monthly.

Notwithstanding the preceding paragraph of this Section 1(a) of Annex III, a Participant who had not commenced to receive his or her Deferred Compensation prior to January 1, 2004 was permitted to elect to have any Deferred Compensation credited to his or her Deferred Compensation Account prior to January 1, 2004 credited with earnings and losses pursuant to the provisions of Section 3.6(b) rather than being credited with interest pursuant to the preceding paragraph of this Section 1(a) of Annex III. Any such election had to be made within the thirty day period preceding January 1, 2004, and is irrevocable.

(b) Notwithstanding the provisions of Section 3.4 of the Plan, for elections made prior to July 1, 2006, a Participant could not elect to have his or her Deferred Compensation distributed, or commence to be distributed, in a calendar year or calendar years specified by the Participant that was earlier than the calendar year which contained the fifth anniversary of the date on which the deferral of such Deferred Compensation occurred.

(2) Supplemental Matching Contributions

With respect to any Supplemental Matching Contributions credited to a Participant's Supplemental Matching Contributions Account prior to July 1, 2006, interest (compounded monthly) shall be added to the balance credited to the Supplemental Matching Contributions Account from time to time: (i) as of the last day of each calendar year during the period beginning when the Supplemental Matching Contributions were first so credited, and ending on the last day of the calendar year preceding the date described in (ii); and (ii) as of the date of distribution of a final installment payment or a lump sum distribution of the amounts credited to the Participant's Supplemental Matching Contributions Account. The rate of interest is the interest rate on one year United States Treasury obligations, as reported from time to time in The Wall Street Journal, plus fifty (50) basis points, adjusted monthly.

Notwithstanding the preceding paragraph of this Section 2 of Annex III, a Participant who had not commenced to receive his or her Supplemental Matching Contributions prior to June 7, 2006 was permitted to elect to have any Supplemental Matching Contributions credited to his or her Supplemental Matching Contributions Account prior to July 1, 2006 credited with earnings and losses pursuant to the provisions of Section 4.3(b) rather than being credited with interest pursuant to the preceding paragraph of this Section 2 of Annex III. Any such election had to be made by June 7, 2006, and is irrevocable.

ANNEX IV

Special Provisions Relating to the Grandfathering

of Certain Benefits Under Code Section 409A

(1) Grandfathered Deferred Compensation

It is the intention of the Bank, the Corporation and each Participating Affiliate that the Deferred Compensation that was earned and vested prior to January 1, 2005 (the "Grandfathered Deferred Compensation") be treated as grandfathered deferred compensation that is not subject to the provisions of Code Section 409A. Therefore, the provisions of the Plan, as amended and restated effective as of January 1, 2005, do not apply to the Grandfathered Deferred Compensation, and the Grandfathered Deferred Compensation shall be subject to the terms of the Plan as in effect prior to January 1, 2005.

The following provisions of this Annex IV are intended merely to describe some of the terms of the Plan (as in effect prior to January 1, 2005) that apply to the Grandfathered Deferred Compensation. The following provisions are not intended to amend, modify or alter in any way the terms of the Plan that were in effect prior to January 1, 2005.

(a) A Participant could not elect to have his or her Grandfathered Deferred Compensation distributed, or commence to be distributed, in a calendar year or calendar years specified by the Participant that were earlier than the calendar year which contained the fifth anniversary of the date on which the deferral of such Deferred Compensation occurred.

(b) A Participant can receive a distribution of his or her Grandfathered Deferred Compensation upon his or her separation from service, and does not have to delay receipt of the Grandfathered Deferred Compensation until six months after his or her separation from service.

(c) If a Participant becomes disabled (as defined by the terms of the Plan in effect prior to January 1, 2005), the Participant will receive his or her Grandfathered Deferred Compensation in a lump sum distribution.

(d) If a Participant terminates employment or service in connection with or within one year after a change in control (as defined by the terms of the Plan in effect prior to January 1, 2005), the Participant will receive his or her Grandfathered Deferred Compensation in a lump sum distribution.

(e) A Participant cannot receive a distribution of his or her Grandfathered Deferred Compensation due to an Unforeseeable Emergency.

(f) A Participant who has not yet become eligible to receive a distribution of his or her Grandfathered Deferred Compensation can make an election, or can change his or her election, regarding the calendar year or calendar years in which a distribution of such Grandfathered Deferred Compensation will occur or will commence to occur. However, in no event can the new distribution calendar year or calendar years be earlier than the calendar year following the calendar year which contains the fifth anniversary of the date on which the deferral of such Grandfathered Deferred Compensation occurred. A Participant can make such an election or such a change in his or her election by submitting a new election to the Committee. Such new election is subject to acceptance by the Committee in its sole discretion. Moreover, any new election will not be effective until the first anniversary of the date on which the new election is received by the Committee, provided that the election is accepted by the Committee in its sole discretion. That election which has become effective and which was most recently received by the Committee will govern the date or dates on which the distribution of the Participant's Grandfathered Deferred Compensation will occur or will commence to occur.

(g) A Participant who has not yet become eligible to receive a distribution of his or her Grandfathered Deferred Compensation may change his or her election or deemed election regarding the form in which the Participant will receive a distribution of his or her Grandfathered Deferred Compensation. A Participant may make such a change in his or her election or deemed election by submitting a new election to the Committee. Such new election shall be subject to acceptance by the Committee in its sole discretion. Moreover, any new election shall not be effective until the first anniversary of the date on which the new election is received by the Committee, provided that the election is accepted by the Committee in its sole discretion. That election which has become effective and which was most recently received by the Committee shall govern the form of payment of the Participant's Grandfathered Deferred Compensation.

(h) If a Participant dies and he or she did not select a Beneficiary or his or her Beneficiary does not survive the Participant, then all of the Participant's Grandfathered Deferred Compensation will be distributed to the Participant's estate in a lump sum.

(i) A Participant will not receive an automatic lump sum distribution of his or her Grandfathered Deferred Compensation if the sum of his or her Deferred Compensation Account and Supplemental Matching Contributions Account does not exceed the limitation on elective deferrals set forth in Section 402(g)(1)(B) of the Code.

(2) Supplemental Matching Contributions

It is the intention of the Bank, the Corporation and each Participating Affiliate that all Supplemental Matching Contributions (including Supplemental Matching Contributions that were earned and vested prior to January 1, 2005) shall be subject to the terms of the Plan as amended and restated effective as of January 1, 2005, and shall not be grandfathered for purposes of Code Section 409A. Therefore, each Participant's entire Supplemental Matching Contributions Account is subject to the terms of the Plan as amended and restated effective as of January 1, 2005.